Exhibit (c)(4)

Special Committee Project ECHO Materials Prepared For: Strictly Private & Confidential February 22, 2019

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Table of Contents I. Preliminary Financial Analysis and Valuation 4 II. Analysis of Alternative Operating Structures 14

Recent Developments Due Diligence Update: • Since our last Special Committee call, we conducted additional due diligence calls with management and received the following information: – – – – – Supplemental information in support of the DAIS and Make-U-Safe investments Management’s statutory and GAAP financial forecasts for years 4 and 5 (2022 and 2023) Detailed break out of expense allocations across all of the legal entities Schedule P data for all of the insurance operating entities Carrying value for the private equity investments on Schedule BA of the statutory statements • Management has not been willing to provide any details on their financing plans for the proposed transaction beyond what was stated in original proposal and are not comfortable providing us with standalone financial projections for the Mutual Preliminary Valuation Work: • Contained in these materials is the following valuation related work: – – – – – – Detailed analysis of management’s projections Discounted cash flow analysis Analysis of current and historical trading values for ECHO’s peer group Historical financial comparison of ECHO to its peer group Analysis of prices paid in recent M&A transactions Pro forma financial consequences of proposed transaction to the Mutual • We have also spent considerable time analyzing an alternative business model that would involve ECHO remaining a publicly-traded company under a revamped arrangement with the Mutual. 3

I. Preliminary Financial Analysis and Valuation

Updated Management GAAP Financial Projections ($ in millions) Net Premiums Written Combined Ratio 104.0% 102.2% 101.5% 100.8% 100.4% 100.3% $762.1 $729.3 $697.9 $668.4 $658.8 $645.2 2 018A 2019P 2020P 2021P 2022P 2023P 2 018A 2019P 2020P 2021P 2022P 2023P Net Operating Income and Operating ROAE Shareholders’ Equity 7.1% 7.0% 7.0% 6.5% $667.4 $641.5 5.6% $617.6 $595.7 $46.4 $577.8 $565.8 $44.2 $42.2 4.3% $38.0 2 018A 2019P 2020P 2021P 2022P 2023P 2 018A 2019P 2020P 2021P 2022P 2023P Note: Expense ratio as shown above includes policyholder dividend ratio. 5 $32.1 $25.1 33.1% 34.2% 34.2% 34.2% 34.0% 33.9% 70.9% 68.0% 67.2% 66.6% 66.4% 66.4%

Property ($ in thousands) & Casualty Segment GAAP Financial Projections Revenues Net Premiums Earned Net Investment Income Net Realized Investment Gains Other Income (Loss) Total Revenues $ 495,446 34,069 (28,227) $ 504,525 35,600 - $ 506,780 37,451 - $ 529,024 38,306 - $ 552,830 39,018 - $ 577,707 40,442 - 8,444 7,474 7,474 7,474 7,474 7,474 $ 509,733 $ 547,599 $ 551,705 $ 574,803 $ 599,321 $ 625,622 Losses and Expenses Losses and Settlement Expenses Dividends to Policyholders Other Underwriting Expenses Interest Expense Other Expenses Total Losses and Expenses 332,921 9,209 169,836 654 331,977 10,595 177,552 683 328,393 10,642 178,842 683 338,046 11,110 186,785 683 352,153 11,057 194,360 683 367,999 11,554 202,250 683 1,202 1,200 1,200 1,200 1,200 1,200 $ 513,821 $ 522,007 $ 519,761 $ 537,823 $ 559,452 $ 583,686 Income before Income Tax Expense $ (4,088) $ 25,592 $ 31,944 $ 36,980 $ 39,870 $ 41,936 Net Premiums Earned Growth Loss & LAE Ratio Expense Ratio Dividend Ratio Combined Ratio 4.9% 67.2% 34.3% 1.8% 65.8% 35.2% 0.4% 64.8% 35.3% 4.4% 63.9% 35.3% 4.5% 63.7% 35.2% 4.5% 63.7% 35.0% 1.9% 2.1% 2.1% 2.1% 2.0% 2.0% 103.3% 103.1% 102.2% 101.3% 100.9% 100.7% 6 Selected Financial Metrics For the Year Ended December 31, 2018A2019P2020P2021P2022P2023P

Reinsurance Segment ($ in thousands) GAAP Financial Projections Revenues Net Premiums Earned Net Investment Income Net Realized Investment Gains Other Income (Loss) Total Revenues $ 149,736 13,523 (12,935) $ 154,281 14,400 - $ 161,599 15,149 - $ 168,871 15,494 - $ 176,471 15,782 - $ 184,412 16,358 - 715 - - - - - $ 151,039 $ 168,681 $ 176,748 $ 184,365 $ 192,253 $ 200,770 Losses and Expenses Losses and Settlement Expenses Dividends to Policyholders Other Underwriting Expenses Interest Expense Other Expenses Total Losses and Expenses 124,238 - 34,791 - 116,019 - 37,445 - 121,038 - 39,210 - 126,484 - 40,975 - 132,000 - 42,819 - 137,940 - 44,745 - - - - - - - $ 159,029 $ 153,464 $ 160,248 $ 167,459 $ 174,819 $ 182,686 Income before Income Tax Expense $ (7,990) $ 15,217 $ 16,500 $ 16,906 $ 17,435 $ 18,085 Net Premiums Earned Growth Loss & LAE Ratio Expense Ratio Dividend Ratio Combined Ratio 11.1% 83.0% 23.2% 3.0% 75.2% 24.3% 4.7% 74.9% 24.3% 4.5% 74.9% 24.3% 4.5% 74.8% 24.3% 4.5% 74.8% 24.3% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 106.2% 99.5% 99.2% 99.2% 99.1% 99.1% 7 Selected Financial Metrics For the Year Ended December 31, 2018A2019P2020P2021P2022P2023P

GAAP Financial Projections – Segment Breakdown NPW Mix 2019E Est. Shareholders’ Equity Mix 2019E Est. Net Income Mix 2019E Rei ns ura nce 24.1% Rei ns ura nce 38.1% Rei ns urance 37.3% P&C 61.9% P&C 62.7% P&C 75.9% Est. ROAE 2019E (1) Including holding company expenses and shareholders’ equity. 8 P&C Segment 6.1% Reinsurance Segment 5.9% Blended (1) 5.6%

Summary of ECHO Analyst Estimates ECHO Analyst Coverage Sandler O'Neill & Partners (1) Keefe, Bruyette & Woods Dowling Partners (1) Paul Newsome Christopher Campbell Aaron Woomer 12/21/18 2/8/19 1/21/19 $1.40 1.45 1.40 $1.53 1.60 1.50 $33.00 37.00 NA Hold Hold Hold (1) Not updated following Q4 2018 earnings release. 9 Management Projections $1.47 $1.73 Mean $1.42 $1.54 Date of EPS Target Investment Bank Analyst Last Report 2019E 2020E Price Recommendation

Updated Discounted Cash Flow Analysis Selected Metrics Net Present Value Calculation and Sensitivity Analysis 2023 Book Value per Share P/B Exit Multiple 2023 Terminal Value PV of Terminal Value (@ 9% Disc. Rate) PV of Dividends (@ 9% Disc. Rate) Net Present Value Implied P/B Multiple Discount Rate $ 29.92 1.25x $ 37.40 2023 Earnings per Share P/E Exit Multiple 2023 Terminal Value PV of Terminal Value (@ 9% Disc. Rate) PV of Dividends (@ 9% Disc. Rate) Net Present Value Implied P/E Multiple (2019E) Discount Rate $ 2.09 17.5x $ 36.51 $ 24.31 $ 3.58 $ 23.73 $ 3.58 $ 27.89 $ 27.31 1.07x 18.5x P/B Exit Multiple P/E Exit Multiple Source: Management projections. 10 8.0% 9.0% 10.0% 15.0x 17.5x 20.0x 24.97 23.92 22.92 28.52 $ 27.31 26.16 32.07 30.70 29.39 8.0% 9.0% 10.0% 1.00x 1.25x 1.50x 24.04 23.03 22.07 29.13 $ 27.89 26.71 34.22 32.75 31.36 P/E Exit P/B Exit For the Year Ended December 31, '19-'23 2018A 2019P 2020P 2021P 2022P 2023P CAGR Dividends per Share $ 0.89 PV of Dividends (@ 9% Disc. Rate) Ending Book Value per Share $ 26.18 Earnings per Share $ (0.35) $ 0.92 $ 0.92 $ 0.92 $ 0.92 $ 0.92 0.0% 3.2% 9.1% $ 0.84 $ 0.77 $ 0.71 $ 0.65 $ 0.60 $ 26.42 $ 27.15 $ 27.96 $ 28.95 $ 29.92 $ 1.47 $ 1.73 $ 1.92 $ 2.00 $ 2.09

Trading Statistics of Selected Public Peers Travelers Companies, Inc. Cincinnati Financial Corporation W. R. Berkley Corporation American Financial Group, Inc. Hanover Insurance Group, Inc. Selective Insurance Group, Inc. State Auto Financial Corporation Employers Holdings, Inc. United Fire Group, Inc. Donegal Group Inc. TRV CINF WRB AFG THG SIGI STFC EIG UFCS DGICA $ 129.74 85.95 82.59 99.85 118.75 66.99 34.71 46.00 49.54 13.50 $ 31,566 12,604 9,017 8,084 4,939 3,592 1,471 1,375 1,257 373 3.3% 8.2% 7.0% -3.2% 7.2% 4.4% 4.5% -1.4% -0.8% 0.3% 1.49x 1.79x 1.85x 1.79x 1.70x 2.20x 1.75x 1.48x 1.40x 0.92x 1.84x 1.79x 1.91x 1.89x 1.81x 2.21x NM 1.59x 1.44x 0.93x 14.0x 49.1x 16.5x 17.1x 13.1x 22.3x NM 10.8x 45.9x NM 11.8x 24.7x 21.3x 11.5x 14.8x 16.7x 18.8x 16.7x 34.2x 15.0x 11.2x 23.7x 20.0x 11.1x 13.0x 15.8x 16.5x 17.0x 26.8x 12.6x 9 4 4 4 4 5 3 3 1 2 11.0% 3.6% 12.0% 10.0% 13.2% 10.5% 1.5% 14.4% 2.9% -7.8% 12.4% 7.1% 9.0% 14.6% 11.9% 12.6% 8.4% 8.6% 4.1% 7.6% 12.8% 7.0% 8.9% 14.4% 12.6% 12.1% 9.4% 9.0% 5.2% 7.0% 2.37% 2.61% 0.73% 1.60% 2.02% 1.19% 1.15% 1.74% 2.50% 4.22% A++ A+ A+ A+ A A A-A- A A P/TB versus 2019E ROAE Regression Analysis 2.50x 2.00x CHO THG 1.50x 1.00x 0.50x 2.0% 4.0% 6.0% 8.0% 2019E ROAE 10.0% 12.0% 14.0% 16.0% Unless otherwise noted, trading multiples are based on reported financial metrics as of FY2018. ECHO 2019E and 2020E metrics are based on management’s forecast, while peer metrics are based on analyst estimates. 11 Price/Tangible Book Value E 1.46x SIGI CINF STFC WRB TRV AFG EIG ECHO @ $30/Share 5.6% y = 6.4231x + 1.1001 R² = 0.3571 Median 3.9% 1.73x 1.81x 16.8x 16.7x 16.1x 4 10.2% 8.8% 9.2% 1.88% Mean 2.9% 1.64x 1.71x 23.6x 18.6x 16.8x 4 7.1% 9.6% 9.8% 2.01% ECHO $ 32.22 $ 688 34.3% 1.23x 1.23x NM 21.9x 18.6x 3 -1.3% 5.6% 6.5% 2.86% A ECHO (Pre-Propsal) $ 23.99 $ 513 0.92x 0.92x NM 16.3x 13.8x 3 ECHO (Proposal) $ 30.00 $ 641 1.15x 1.15x NM 20.4x 17.3x 3 Trading Metrics Closing Market Price Chg. Current Stock Price as a Multiple of Current A.M. Stock Price Cap. Since Tangible LTM 2019E 2020E # of 2019E ROAE ROAE ROAE Dividend Best Company Ticker (2/20/19) ($M) 11/15/2018 BVPS BVPS EPS EPS EPS EPS Est. LTM 2019E 2020E Yield Rating

ECHO’s Five-Year Trading History 5-Year Price/Book Multiples 5-Year Price/Earnings Multiples 3 5.0x 1 .80x 1.64x 1.55x 1 .60x 3 0.0x 1 .40x 2 5.0x 1.23x 1 .20x 23.6x 2 0.0x 1 .00x NM (1) 0 .80x 1 5.0x 14.8x 0 .60x 1 0.0x 0 .40x 5 .0x 0 .20x 0 .00x 0 .0x ECHO Peers SNL P&C ECHO Peers SNL P&C As of 2/20/2019. (1) Not meaningful as ECHO has negative net income for 2018. As of 2/6/2019 (prior to the release of 12/31/2018 financials results), ECHO traded at a 17.1x price/earnings multiple. 12 5-Year Average: ECHO:14.1x Peers:16.0x SNL P&C: 15.9x As of 11/15/2018: ECHO:12.8x Peers:17.8x SNL P&C:11.8x 5-Year Average: ECHO:0.99x Peers:1.33x SNL P&C: 1.37x As of 11/15/2018: ECHO:0.90x Peers:1.58x SNL P&C:1.49x Over the last 5 years, ECHO has traded at a 26% discount to the selected peer group and 28% discount to the universe of public P&C companies on a price/book basis Over the last 5 years, ECHO has traded at a 12% discount to the selected peer group and 11% discount to the universe of public P&C companies on a price/earnings basis.

Multiples Paid in Acquisitions of Publicly-Traded P&C Insurance M&A Transactions

($ in millions)

Announce Date	Acquirer	Target	Deal Value Per Share	Aggregate Equity Value	Mix of Consideration: Cash	Mix of Consideration: Common Stock	Equity Value as a Multiple: GAAP Book Value	Equity Value as a Multiple: GAAP LTM Earnings	Premium Paid (%): 1-Day	Premium Paid (%): 30-Day
08/28/18	Apollo Global Management	Aspen Insurance Holdings	$42.75	$2,603	100.0%	0.0%	1.11x	NM	17.1%	6.6%
08/22/18	Hartford Financial Services	Navigators Group	70.00	2,151	100.0%	0.0%	1.69	34.5x	8.9%	18.8%
03/19/18	Fidelity National Financial	Stewart Information Services	50.20	1,207	49.8%	50.2%	1.77	24.4	31.6%	30.9%
03/05/18	AXA	XL Group	57.60	15,388	100.0%	0.0%	1.50	NM	33.0%	52.9%
03/01/18	Investor group	AmTrust Financial Services	14.75	1,390	100.0%	0.0%	1.02	14.8	45.3%	46.3%
02/13/18	Kemper Corporation	Infinity Property and Casualty	121.01	1,324	42.6%	57.4%	1.84	29.5	26.0%	15.2%
01/22/18	AIG	Validus Holdings	68.00	5,536	100.0%	0.0%	1.54	NM	45.5%	45.0%
07/26/17	Markel Corporation	State National Companies	21.00	923	100.0%	0.0%	2.76	16.4	36.5%	43.5%
05/02/17	Intact Financial Corporation	OneBeacon Insurance Group	18.10	1,732	100.0%	0.0%	1.66	18.3	13.9%	13.1%
			High				**2.76x**	**34.5x**	**45.5%**	**52.9%**
			Mean				**1.65**	**23.0**	**28.7%**	**30.3%**
			Median				**1.66**	**21.3**	**31.6%**	**30.9%**
			Low				**1.02**	**14.8**	**8.9%**	**6.6%**

Note: Includes transactions since 1/1/17.
Sources: S&P Global Market Intelligence.

SANDLER O'NEILL + PARTNERS 13

II. Analysis of Alternative Operating Structures

Benchmarking – GAAP Operating Statistics of Selected Public Peers Travelers Companies, Inc. Cincinnati Financial Corporation W. R. Berkley Corporation American Financial Group, Inc. Hanover Insurance Group, Inc. Selective Insurance Group, Inc. State Auto Financial Corporation Employers Holdings, Inc. United Fire Group, Inc. Donegal Group Inc. 4.0% 5.2% 3.2% 8.5% -0.7% 6.8% 2.6% 1.8% 6.3% 6.9% 2.9% 3.6% 3.7% 7.0% -1.3% 6.3% 2.0% 2.0% 4.1% 7.1% 3.4% 3.9% 4.4% 4.9% 3.5% 2.7% 3.2% 2.9% 2.9% 2.6% 61.7% 64.2% 61.6% 63.6% 63.3% 59.6% 69.8% 59.6% 68.1% 69.5% 31.1% 30.9% 33.1% 30.8% 33.7% 34.3% 34.5% 32.3% 31.5% 32.9% 92.8% 95.1% 94.8% 94.4% 96.9% 93.9% 104.3% 91.9% 99.6% 102.4% 4.4% 5.3% 6.3% 1.6% 3.3% 8.1% 0.6% 11.3% NA NA 7.3% 9.5% 9.5% 6.7% 7.2% 10.2% 2.5% 12.9% NA NA 12.0% 7.3% 9.0% 11.2% 8.2% 11.3% 3.0% 10.4% 5.7% 1.9% 27.7% 66.1% 30.4% 57.2% 44.6% 22.4% 66.5% 13.1% 110.6% 110.2% CAGRs and averages are calculated based on reported financial metrics as of FY2018. 15 ECHO - P&C Segment 2019E -2.7% 65.8% 37.3% 103.1% ECHO - P&C Segment 4.8% 66.3% 34.1% 100.4% ECHO 4.4% 3.1% 3.0% 68.4% 32.0% 100.4% 2.8% 5.6% 6.2% 38.1% Median 4.6% 3.7% 3.3% 63.4% 32.6% 94.9% 4.8% 8.4% 8.6% 50.9% Mean 4.5% 3.8% 3.4% 64.1% 32.5% 96.6% 5.1% 8.2% 8.0% 54.9% Income Statement Metrics Balance Sheet and Return Metrics 5-Year CAGR 5-Year Average 5-Year CAGR 5-Year Average NPW Revenue Net Invest. Loss Expense Combined BVPS incl. Op. Dividend Company Growth Growth Yield Ratio Ratio Ratio BVPS Dividends ROAE Payout Ratio

Key Assumptions • • A new 30% quota share agreement between Mutual and ECHO replaces the existing pooling agreement Ceding commission from ECHO to Mutual designed to achieve a 95% combined ratio for ECHO’s P&C segment each year, implying an expense ratio of 28% in 2019 • No change to the reinsurance segment’s financial projections • New management team hired at ECHO to manage the Company’s operations resulting in an additional pre-tax expense of $2.5 MM; assumed to grow at 3% annually • Shareholder dividend payout ratio assumed to be 50% each year over the projection period 16

Quota ($ in millions) Share Alternative – GAAP Financial Projections Combined Ratio Net Operating Income and Operating ROAE 10.8% 10.7% 10.5% 10.1% 10.0% 104.0% 96.4% 96.4% 96.4% 96.4% 96.4% $71.9 $69.0 $67.6 $65.5 $62.6 2 018A 2019P 2020P 2021P 2022P 2023P 2 018A2019P 2020P 2021P 2022P 2023P Shareholders’ Equity Target Combined Ratio Sensitivity Analysis Combined Ratio $734.1 $698.1 2023 BVPS $663.6 $629.8 $597.1 $565.8 2019-2023 Avg. Op. ROAE 2018-2023 BVPS CAGR 2 018A 2019P 2020P 2021P 2022P 2023P 17 93.0% 95.0% 97.0% $ 33.89 11.6% 5.3% $ 32.91 10.4% 4.7% $ 31.94 9.2% 4.1% 4.3% $25.1 33.1% 28.4% 29.2% 29.8% 30.0% 30.0% 70.9% 68.0% 67.2% 66.6% 66.4% 66.4%

Quota ($ in millions) Share Alternative – Comparison to Status Quo Combined Ratio Operating Earnings per Share $3.24 $3.12 $3.07 $2.99 $2.88 102.2% 101.5% 100.8% 100.4% 100.3% $2.09 $2.00 $1.92 $1.73 $1.47 96.4% 96.4% 96.4% 96.4% 96.4% 2019P 2020P 2021P 2022P 2023P 2019P 2020P 2021P 2022P 2023P Statu s Quo Quota Share Scenario Status Quo Quota Share Scenario Operating Return on Average Equity Book Value + Cumulative Dividends per Share (1) 10.8% 10.7% 10.5% 10.1% 10.0% $40.56 $37.54 7.0% 7.1% 7.0% $34.51 6.5% 5.6% $31.64 $28.74 $34.52 $32.63 $30.72 $28.99 $27.34 2019P 2020P 2021P 2022P 2023P 2019P 2020P 2021P 2022P 2023P Statu s Quo Quota Share Scenario Status Quo Quota Share Scenario (1) Cumulative dividends paid beginning on 1/1/2019. 18

Quota Share Alternative – Discounted Cash Flow Analysis Selected Metrics Net Present Value Calculation and Sensitivity Analysis 2023 Book Value per Share P/B Exit Multiple 2023 Terminal Value PV of Terminal Value (@ 9% Disc. Rate) PV of Dividends (@ 9% Disc. Rate) Net Present Value Implied P/B Multiple Discount Rate $ 32.91 1.25x $ 41.14 2023 Earnings per Share P/E Exit Multiple 2023 Terminal Value PV of Terminal Value (@ 9% Disc. Rate) PV of Dividends (@ 9% Disc. Rate) Net Present Value Implied P/E Multiple (2019E) Discount Rate $ 3.24 17.5x $ 56.61 $ 26.74 $ 5.92 $ 36.79 $ 5.92 $ 32.66 $ 42.72 1.25x 14.8x P/B Exit Multiple P/E Exit Multiple 19 8.0% 9.0% 10.0% 15.0x 17.5x 20.0x 39.11 37.46 35.90 44.61 $ 42.72 40.92 50.11 47.97 45.94 8.0% 9.0% 10.0% 1.00x 1.25x 1.50x 28.48 27.31 26.20 34.08 $ 32.66 31.31 39.68 38.01 36.42 P/B Exit P/E Exit For the Year Ended December 31, '19-'23 2018A 2019P 2020P 2021P 2022P 2023P CAGR Dividends per Share $ 0.89 PV of Dividends (@ 9% Disc. Rate) Ending Book Value per Share $ 26.18 Earnings per Share $ (0.35) $ 1.44 $ 1.49 $ 1.54 $ 1.56 $ 1.62 3.0% 4.8% 3.0% $ 1.32 $ 1.26 $ 1.19 $ 1.11 $ 1.05 $ 27.30 $ 28.71 $ 30.04 $ 31.51 $ 32.91 $ 2.88 $ 2.99 $ 3.07 $ 3.12 $ 3.24

Impact of Quota Share Scenario on the Mutual

	Quota Share Scenario					
	For the Year Ended December 31,					
	2019P	2020P	2021P	2022P	2023P	Notes
Pre-Tax Impact of Increase in Expenses	$ (40,825)	$ (36,437)	$ (33,368)	$ (32,381)	$ (32,982)	
After-Tax Impact of Increase in Expenses	$ (32,252)	$ (28,785)	$ (26,361)	$ (25,581)	$ (26,056)	
After-Tax Impact of Lower Investment Income	(380)	(759)	(1,417)	(2,014)	(2,598)	(1)
After-Tax Incremental Dividends from ECHO	5,168	5,756	6,196	6,484	7,095	(2)
Total Net Income Impact	**$ (27,463)**	**$ (23,789)**	**$ (21,581)**	**$ (21,111)**	**$ (21,558)**	
Cumu. Impact on Unassigned Surplus	(27,463)	(51,252)	(72,834)	(93,944)	(115,503)	
Impact on Carrying Value of ECHO	12,580	20,729	26,863	32,307	37,360	(3)
Net Impact on on Capital & Surplus	**$ (14,884)**	**$ (30,523)**	**$ (45,971)**	**$ (61,637)**	**$ (78,142)**	
Incremental Economic Value of Ownership of ECHO	162,204	171,257	180,924	190,843	201,195	(4)
Net Economic Impact on on Capital & Surplus	**$ 147,320**	**$ 140,734**	**$ 134,953**	**$ 129,205**	**$ 123,053**	
Quota Share Scenario						
Market Value of Mutual's Ownership of ECHO	492,591	519,595	547,473	575,952	605,615	
Carrying Value of Mutual's Ownership of ECHO	310,486	328,433	346,434	364,730	383,715	
Difference	**$ 182,106**	**$ 191,162**	**$ 201,040**	**$ 211,223**	**$ 221,900**	
Imputed Stock Price						
Status Quo	$ 26.42	$ 27.15	$ 27.96	$ 28.95	$ 29.92	(4)
Quota Share Scenario	$ 40.95	$ 43.06	$ 45.07	$ 47.27	$ 49.37	(4)

Notes:

(1) Assumes 3.50% investment yield on incremental unassigned surplus.

(2) Represents 55% of ECHO dividends paid, net of tax. Assumes 21% tax rate and 80% dividend received deduction.

(3) Represents 55% of incremental capital & surplus under the Quota Share scenario.

(4) Assumes P/B multiple of 1.0x for Status Quo and 1.5x for Quota Share Scenario

SANDLER O'NEILL + PARTNERS 20

Impact of Transaction on the Mutual's Statutory Balance Sheet

($ in millions)

Transaction Assumptions

Total Shares Outstanding	21.615
Shares Owned by Mutual	11.772
Shares Owned by Outside Investors	**9.843**
x Purchase Price Per Share	$ 30.00
Total Purchase Price of Non-Mutual Shares	**$ 295**
Current Carrying Value	$ 278
Total Statutory Book Value of ECHO	$ 510
Other Investments at ECHO	$ 7.8

Sources and Uses of Funds

Sources	
New Surplus Notes	$ 100
Liquidation of Investments	198
Total	**$ 298**

Uses	
Acquisition of Non-SIGNAL Shares	$ 295
Estimated Transaction Costs	3
Total	**$ 298**

	Purchase Price Per Share		
	$ 30.00	$ 36.00	$ 42.00
Cash Outlay	$ 198	$ 257	$ 316
Admissible Goodwill	$ 63	$ 122	$ 135
Goodwill Write-off	$ -	$ -	$ 46
NPW/C&S	1.28x	1.28x	1.32x

	12/31/2018 Mutual	12/31/2018 ECHO	Purchase Adjustments	Pro-Forma Combined
Assets				
Current Carrying Value of ECHO	$ 278	$ -	$ (278)	$ -
Surplus Notes in ECHO	25	-	(25)	-
Cash	105	25	-	130
All Other Invested Assets	2,258	1,505	(190)	3,573
Total Cash and Invested Assets	**$ 2,666**	**$ 1,530**	**$ (493)**	**$ 3,703**
Admitted DTA	22	10	-	32
Uncollected and Deferred Premiums	601	65		666
EDP Equipment and Software	5	-	-	5
Admissible Goodwill	-	-	63	63
All Other Assets	163	19	-	182
Total Assets	**$ 3,457**	**$ 1,624**	**$ (430)**	**$ 4,651**
Liabilities				
Loss and LAE Reserves	1,231	743	-	1,974
Unearned Premium Reserve	562	260	-	821
All Other Liabilities	231	94	-	425
Total Liabilities	**$ 2,023**	**$ 1,097**	**$ -**	**$ 3,120**
Capital & Surplus				
Surplus Notes	-	25	75	100
Capital Stock, Contributed and Unassigned Surplus	1,434	502	(505)	1,431
Surplus as Regards Policyholders	**$ 1,434**	**$ 527**	**$ (430)**	**$ 1,531**
Total Liabilities & Capital and Surplus	**$ 3,457**	**$ 1,624**	**$ (430)**	**$ 4,651**
Selected Metrics				
NPW	$ 1,197	$ 634		$ 1,831
NPW/C&S	1.04x	1.26x		1.28x
Loss Reserves / C&S	1.06x	1.48x		1.38x

- $100 MM in new surplus notes issued by the Mutual to finance the purchase of ECHO's shares not currently owned by the Mutual and the remainder of the funds raised through liquidation of invested assets

Note: The Mutual's NPW/C&S calculated by excluding carrying value of ECHO from the C&S.

SANDLER O'NEILL + PARTNERS 21

Illustrative Impact of Transaction on the Mutual’s Statement ($ in millions) Statutory Income After-Tax Adjustments to Mutual's Statutory Net Income Less: Shareholder Dividends from ECHO Less: Interest on Existing Surplus Notes Less: Elimination of Allocated Executive Costs to ECHO Add: Elimination of Public Company Costs Less: Underwriting Income on Intercompany Reinsurance Add: Net Income of ECHO Less: Interest on New Surplus Notes (@6.0%) Less: Forgone Income on Cash Outlay (@3.5%) Incremental Impact on Net Income of Mutual % of Mutual's 2018 Stat Net Income Excl. Realized Inv. Gains ($67.1M) $ (6.8) (0.5) (1.0) 0.9 (2.0) 34.5 (4.7) $ (6.8) (0.5) (1.0) 0.9 (1.9) 38.0 (4.7) (5.3) (5.4) $ 15.0 23.7% $ 18.3 29.0% 22 2019E2020E

Appendix A – Management Projections

Historical and Projected Updated Management GAAP Financials

($ in thousands)

	For the Year Ended December 31,								
	2015A	2016A	2017A	2018A	2019P	2020P	2021P	2022P	2023P
Revenues									
Net Premiums Earned	$ 570,266	$ 592,408	$ 607,158	$ 645,183	$ 658,806	$ 668,379	$ 697,895	$ 729,301	$ 762,119
Net Investment Income	45,582	47,490	45,479	47,637	50,000	52,600	53,800	54,800	56,800
Net Realized Investment Gains	6,153	4,074	6,556	(41,252)	-	-	-	-	-
Other Income (Loss)	1,725	1,011	(348)	9,159	7,474	7,474	7,474	7,474	7,474
Total Revenues	**$ 623,726**	**$ 644,983**	**$ 658,845**	**$ 660,727**	**$ 716,280**	**$ 728,453**	**$ 759,169**	**$ 791,575**	**$ 826,393**
Losses and Expenses									
Losses and Settlement Expenses	370,736	386,897	421,969	457,159	447,997	449,431	464,531	484,153	505,940
Dividends to Policyholders	7,705	13,800	7,610	9,209	10,595	10,642	11,110	11,057	11,554
Other Underwriting Expenses	170,602	178,015	185,716	204,627	214,997	218,052	227,759	237,178	246,995
Interest Expense	337	337	337	654	683	683	683	683	683
Other Expenses	2,690	2,727	3,397	3,754	3,700	3,700	3,700	3,700	3,700
Total Losses and Expenses	**$ 552,070**	**$ 581,776**	**$ 619,029**	**$ 675,403**	**$ 677,971**	**$ 682,508**	**$ 707,782**	**$ 736,770**	**$ 768,871**
Income before Income Tax Expense	**$ 71,656**	**$ 63,207**	**$ 39,816**	**$ (14,676)**	**$ 38,309**	**$ 45,944**	**$ 51,387**	**$ 54,804**	**$ 57,521**
Income Tax	21,494	17,004	578	(7,208)	6,255	7,972	9,175	10,607	11,150
Net Income	**$ 50,162**	**$ 46,203**	**$ 39,238**	**$ (7,468)**	**$ 32,054**	**$ 37,973**	**$ 42,212**	**$ 44,198**	**$ 46,371**
Earnings per Share	$ 2.43	$ 2.20	$ 1.84	$ (0.35)	$ 1.47	$ 1.73	$ 1.92	$ 2.00	$ 2.09
Weighted Average Shares Outstanding	20,622	21,006	21,326	21,549	21,743	21,905	22,013	22,120	22,228
Selected Financial Metrics									
Net Premiums Earned Growth	5.5%	3.9%	2.5%	6.3%	2.1%	1.5%	4.4%	4.5%	4.5%
Loss & LAE Ratio	65.0%	65.3%	69.5%	70.9%	68.0%	67.2%	66.6%	66.4%	66.4%
Expense Ratio	29.9%	30.0%	30.6%	31.7%	32.6%	32.6%	32.6%	32.5%	32.4%
Dividend Ratio	1.4%	2.3%	1.3%	1.4%	1.6%	1.6%	1.6%	1.5%	1.5%
Combined Ratio	**96.3%**	**97.7%**	**101.3%**	**104.0%**	**102.2%**	**101.5%**	**100.8%**	**100.4%**	**100.3%**
Effective Tax Rate	30.0%	26.9%	1.5%	49.1%	16.3%	17.4%	17.9%	19.4%	19.4%
Return on Average Equity	**9.8%**	**8.6%**	**6.8%**	**-1.3%**	**5.6%**	**6.5%**	**7.0%**	**7.0%**	**7.1%**

SANDLER O'NEILL + PARTNERS 24

Historical ($ in thousands) and Projected Updated Management GAAP Financials 25 For the Year Ended December 31, 2015A 2016A 2017A 2018A 2019P 2020P 2021P 2022P 2023P Stockholder's Equity Rollforward Beginning Stockholders' Equity Plus: Net Income Less: Dividends Paid to Stockholders Change in Other Comprehensive Income Other (Plug) Ending Stockholders' Equity Dividends per Shares Dividend Payout Ratio Basic Book Value per Share ($) $ 502,886 $ 524,938 $ 553,342 $ 603,846 50,162 46,203 39,238 (7,468) (14,174) (16,196) (17,998) (19,121) (23,229) (12,352) 25,530 (15,530) 9,293 10,749 3,734 4,055 $ 565,782 $ 577,832 $ 595,652 $ 617,612 $ 641,459 32,054 37,973 42,212 44,198 46,371 (20,004) (20,153) (20,252) (20,351) (20,450) - - - - - - - - - - $ 524,938 $ 553,342 $ 603,846 $ 565,782 $ 0.69 $ 0.77 $ 0.84 $ 0.89 28.3% 35.1% 45.9% NM $ 25.26 $ 26.07 $ 28.14 $ 26.18 $ 577,832 $ 595,652 $ 617,612 $ 641,459 $ 667,380 $ 0.92 $ 0.92 $ 0.92 $ 0.92 $ 0.92 62.4% 53.1% 48.0% 46.0% 44.1% $ 26.42 $ 27.15 $ 27.96 $ 28.95 $ 29.92

Appendix B – Quota Share Alternative Projections

Quota Share Alternative – Historical and Projected GAAP Financials

($ in thousands)

					Quota Share Scenario				
	For the Year Ended December 31,								
	2015A	2016A	2017A	2018A	2019P	2020P	2021P	2022P	2023P
Revenues									
Net Premiums Earned	$ 570,266	$ 592,408	$ 607,158	$ 645,183	$ 658,806	$ 668,379	$ 697,895	$ 729,301	$ 762,119
Net Investment Income	45,582	47,490	45,479	47,637	50,337	53,535	55,203	56,596	58,959
Net Realized Investment Gains	6,153	4,074	6,556	(41,252)	-	-	-	-	-
Other Income (Loss)	1,725	1,011	(348)	9,159	7,474	7,474	7,474	7,474	7,474
Total Revenues	**$ 623,726**	**$ 644,983**	**$ 658,845**	**$ 660,727**	**$ 716,617**	**$ 729,387**	**$ 760,571**	**$ 793,371**	**$ 828,552**
Losses and Expenses									
Losses and Settlement Expenses	370,736	386,897	421,969	457,159	447,997	449,431	464,531	484,153	505,940
Dividends to Policyholders	7,705	13,800	7,610	9,209	10,595	10,642	11,110	11,057	11,554
Other Underwriting Expenses	170,602	178,015	184,528	203,359	174,171	181,615	194,392	204,798	214,014
Allocation of Mutual's Exec. Compensation			1,188	1,268	-	-	-	-	-
Incremental Exec. Compensation	-	-	-	-	2,500	2,575	2,652	2,732	2,814
Interest Expense	337	337	337	654	683	683	683	683	683
Other Expenses	2,690	2,727	3,397	3,754	3,700	3,700	3,700	3,700	3,700
Total Losses and Expenses	**$ 552,070**	**$ 581,776**	**$ 619,029**	**$ 675,403**	**$ 639,646**	**$ 648,646**	**$ 677,066**	**$ 707,122**	**$ 738,703**
Income before Income Tax Expense	**$ 71,656**	**$ 63,207**	**$ 39,816**	**$ (14,676)**	**$ 76,971**	**$ 80,741**	**$ 83,505**	**$ 86,250**	**$ 89,848**
Income Tax	21,494	17,004	578	(7,208)	14,374	15,279	15,920	17,210	17,939
Net Income	**$ 50,162**	**$ 46,203**	**$ 39,238**	**$ (7,468)**	**$ 62,597**	**$ 65,462**	**$ 67,585**	**$ 69,039**	**$ 71,909**
Earnings per Share	$ 2.43	$ 2.20	$ 1.84	$ (0.35)	$ 2.88	$ 2.99	$ 3.07	$ 3.12	$ 3.24
Weighted Average Shares Outstanding	20,622	21,006	21,326	21,549	21,743	21,905	22,013	22,120	22,228
Selected Financial Metrics									
Net Premiums Earned Growth	5.5%	3.9%	2.5%	6.3%	2.1%	1.5%	4.4%	4.5%	4.5%
Loss & LAE Ratio	65.0%	65.3%	69.5%	70.9%	68.0%	67.2%	66.6%	66.4%	66.4%
Expense Ratio	29.9%	30.0%	30.6%	31.7%	26.8%	27.6%	28.2%	28.5%	28.5%
Dividend Ratio	1.4%	2.3%	1.3%	1.4%	1.6%	1.6%	1.6%	1.5%	1.5%
Combined Ratio	**96.3%**	**97.7%**	**101.3%**	**104.0%**	**96.4%**	**96.4%**	**96.4%**	**96.4%**	**96.4%**
Effective Tax Rate	30.0%	26.9%	1.5%	49.1%	18.7%	18.9%	19.1%	20.0%	20.0%
Return on Average Equity	**9.8%**	**8.6%**	**6.8%**	**-1.3%**	**10.8%**	**10.7%**	**10.5%**	**10.1%**	**10.0%**

SANDLER O'NEILL + PARTNERS 27

Quota Share ($ in thousands) Alternative – Historical and Projected GAAP Financials 28 Quota Share Scenario For the Year Ended December 31, 2015A 2016A 2017A 2018A 2019P 2020P 2021P 2022P 2023P Stockholder's Equity Rollforward Beginning Stockholders' Equity Plus: Net Income Less: Dividends Paid to Stockholders Change in Other Comprehensive Income Other (Plug) Ending Stockholders' Equity Dividends per Shares Dividend Payout Ratio Basic Book Value per Share ($) $ 502,886 $ 524,938 $ 553,342 $ 603,846 50,162 46,203 39,238 (7,468) (14,174) (16,196) (17,998) (19,121) (23,229) (12,352) 25,530 (15,530) 9,293 10,749 3,734 4,055 $ 565,782 $ 597,081 $ 629,812 $ 663,604 $ 698,124 62,597 65,462 67,585 69,039 71,909 (31,299) (32,731) (33,793) (34,520) (35,955) - - - - - - - - - - $ 524,938 $ 553,342 $ 603,846 $ 565,782 $ 0.69 $ 0.77 $ 0.84 $ 0.89 28.3% 35.1% 45.9% NM $ 25.26 $ 26.07 $ 28.14 $ 26.18 $ 597,081 $ 629,812 $ 663,604 $ 698,124 $ 734,079 $ 1.44 $ 1.49 $ 1.54 $ 1.56 $ 1.62 50.0% 50.0% 50.0% 50.0% 50.0% $ 27.30 $ 28.71 $ 30.04 $ 31.51 $ 32.91

Quota Share Alternative ($ in thousands) – Property & Casualty Segment Revenues Net Premiums Earned Net Investment Income Net Realized Investment Gains Other Income (Loss) Total Revenues $ 495,446 34,069 (28,227) $ 504,525 $ 506,780 $ 529,024 $ 552,830 $ 577,707 - - - - - 8,444 7,474 7,474 7,474 7,474 7,474 $ 509,733 $ 547,936 $ 552,640 $ 576,206 $ 601,118 $ 627,781 Losses and Expenses Losses and Settlement Expenses Dividends to Policyholders Other Underwriting Expenses Interest Expense Other Expenses Total Losses and Expenses 332,921 9,209 169,836 654 331,977 10,595 328,393 10,642 338,046 11,110 352,153 11,057 367,999 11,554 683 683 683 683 683 1,202 1,200 1,200 1,200 1,200 1,200 $ 513,821 $ 481,181 $ 483,324 $ 504,455 $ 527,071 $ 550,704 Income before Income Tax Expense $ (4,088) $ 66,754 $ 69,316 $ 71,751 $ 74,047 $ 77,077 Net Premiums Earned Growth Loss & LAE Ratio Expense Ratio Dividend Ratio Combined Ratio 4.9% 67.2% 34.3% 1.9% 1.8% 65.8% 0.4% 64.8% 4.4% 63.9% 4.5% 63.7% 4.5% 63.7% 2.1% 2.1% 2.1% 2.0% 2.0% 29 103.3% 95.0%95.0%95.0%95.0%95.0% 27.1%28.1%29.0%29.3%29.3% Selected Financial Metrics 136,726142,405153,417161,979169,268 35,93738,38639,70840,81442,600 For the Year Ended December 31, 2018A2019P2020P2021P2022P2023P

Quota Share Alternative ($ in thousands) – Reinsurance Segment Revenues Net Premiums Earned Net Investment Income Net Realized Investment Gains Other Income (Loss) Total Revenues $ 149,736 13,523 (12,935) $ 154,281 14,400 - $ 161,599 15,149 - $ 168,871 15,494 - $ 176,471 15,782 - $ 184,412 16,358 - 715 - - - - - $ 151,039 $ 168,681 $ 176,748 $ 184,365 $ 192,253 $ 200,770 Losses and Expenses Losses and Settlement Expenses Dividends to Policyholders Other Underwriting Expenses Interest Expense Other Expenses Total Losses and Expenses 124,238 - 34,791 - 116,019 - 37,445 - 121,038 - 39,210 - 126,484 - 40,975 - 132,000 - 42,819 - 137,940 - 44,745 - - - - - - - $ 159,029 $ 153,464 $ 160,248 $ 167,459 $ 174,819 $ 182,686 Income before Income Tax Expense $ (7,990) $ 15,217 $ 16,500 $ 16,906 $ 17,435 $ 18,085 Net Premiums Earned Growth Loss & LAE Ratio Expense Ratio Dividend Ratio Combined Ratio 11.1% 83.0% 23.2% 3.0% 75.2% 24.3% 4.7% 74.9% 24.3% 4.5% 74.9% 24.3% 4.5% 74.8% 24.3% 4.5% 74.8% 24.3% 0.0% 0.0% 0.0% 0.0% 0.0% 0.0% 106.2% 99.5% 99.2% 99.2% 99.1% 99.1% 30 Selected Financial Metrics For the Year Ended December 31, 2018A2019P2020P2021P2022P2023P